UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 1, 2006

Golden Oval Eggs, LLC
(Exact name of Registrant as Specified in its Charter)

Delaware
(State Or Other Jurisdiction Of Incorporation)

000-51096	20-0422519
(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Park Avenue East
P.O. Box 615
Renville, MN	56284
(Address Of Principal Executive Offices)	(Zip Code)

(320) 329-8182
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 9 are not applicable and therefore omitted.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

On August 1, 2006, Brad Petersburg resigned from the Board of Directors of Golden Oval Eggs, LLC (the “Company”) for personal reasons unrelated to a disagreement over the Company’s operations, policies or practices.  Mr. Petersburg also resigned from the Strategic Alternatives Committee and Nominating Committee of the Board of Directors of the Company.

On August 21, 2006, the Board of Directors of the Company approved the appointment of James N. Rieth to the Board of Directors to replace Mr. Petersburg and serve for a term expiring at the Annual Meeting of the Company’s Members to be held in 2009.  Mr. Rieth was also appointed to serve on the Strategic Alternatives Committee and Nominating Committee of the Board of Directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOLDEN OVAL EGGS, LLC

	By:	/s/ Dana Persson
Dana Persson
President and Chief Executive Officer

Date: August 23, 2006